As filed with the Securities and Exchange Commission on March 6, 2024    Registration Statement No. 333- ______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Old Republic International Corporation
(Exact name of Registrant as specified in its charter)

Delaware	36-2678171
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
307 North Michigan Avenue
Chicago, Illinois 60601-5382
(312) 346-8100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Victoria Pool, Esquire
Assistant Vice President, Assistant General Counsel
Old Republic International Corporation
307 North Michigan Avenue
Chicago, Illinois 60601-5382
(312) 762-4703
(Name, address, including zip code, and telephone number, including area code of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[X]	Accelerated filer	[ ]

Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[ ]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

PROSPECTUS
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants to Purchase Common Stock, Preferred Stock, Depositary Shares, and Debt Securities
Stock Purchase Contracts
Units

    Each time Old Republic International Corporation (“Old Republic” or the “Company”) makes an offering using this prospectus, we will provide specific terms of the securities, including the offering price and any other features, in supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the securities. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference, prior to investing in our securities.

    In addition, selling shareholders named in a prospectus supplement may offer and sell from time to time these securities in such amounts as set forth in a prospectus supplement.

    Old Republic’s common stock is traded on the New York Stock Exchange under the symbol “ORI.”

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus as well as the risk factors contained in other documents incorporated by reference into this prospectus and any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    We or any selling shareholder may offer and sell the securities to or through underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters, dealers or agents involved in the sale of securities will be described in a prospectus supplement.

The date of this prospectus is March 6, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration for continuous offering process. Under the shelf process, from time to time, we or any selling shareholder may, but are not required to, sell the securities offered in supplements to this prospectus in one or more offerings.
This prospectus provides you with a general description of our company. Whenever we or any selling shareholder decide to offer the securities noted on the cover page of this prospectus, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution. A prospectus supplement may include other special considerations applicable to that specific offering. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “Old Republic,” “Company,” “registrant,” “we,” “us” and “our” refer to Old Republic International Corporation and its consolidated subsidiaries.

OLD REPUBLIC INTERNATIONAL CORPORATION
Old Republic International Corporation is a Chicago based holding company engaged in the single business of insurance underwriting and related services. It conducts its operations through a number of regulated insurance company subsidiaries organized into three segments: General Insurance (property and liability insurance), Title Insurance, and Republic Financial Indemnity Group (RFIG) Run-off.
Old Republic's General Insurance segment is best characterized as a commercial lines insurance business with a strong focus on lines of coverages provided to businesses, state and local governments, and other institutions. The Company does not have a meaningful exposure to personal lines insurance such as homeowners and private auto coverages. Old Republic also focuses on specific sectors of the North American economy, most prominently the transportation, commercial construction, healthcare, education, retail and wholesale trade, forest products, energy, general manufacturing, and financial services industries. In managing the insurance risks it undertakes, the Company employs various underwriting and loss mitigation techniques such as utilization of policy deductibles, captive insurance risk-sharing arrangements, self-insured retentions, retrospective rating and policyholder dividend plans. These underwriting techniques are intended to better correlate premium charges with the ultimate claims experience of individual or groups of insureds and align the Company’s interests with those of the insureds.

Old Republic’s Title Insurance segment consists primarily of the issuance of policies to real estate purchasers and investors based upon searches of the public records that contain information concerning interests in real property. The policies insure against losses arising out of defects, liens and encumbrances affecting the insured title and not excluded or excepted from the coverage of the policy. For the year ended December 31, 2023, 21.0% of the Company's consolidated title premium and fee revenues stemmed from direct operations (which include branch offices of its title insurers and wholly owned agency subsidiaries of the Company), while the remaining 79.0% emanated from independent title agents.

Old Republic’s RFIG Run-off segment consists of its mortgage guaranty business which protects mortgage lenders and investors from default related losses on residential mortgage loans. The RFIG business has been in run-off operating mode since 2011. On November 11, 2023, a definitive agreement was reached to sell the RFIG Run-off mortgage insurance business, with the sale expected to close in the first half of 2024.

Old Republic is a corporation organized under the laws of Delaware. Its principal executive offices are located at 307 North Michigan Avenue, Chicago, Illinois. Information concerning the Company is available on its website at www.oldrepublic.com. Information contained on the Company’s website is not and should not be considered a part of this prospectus unless specifically incorporated by reference.

Additional information regarding us, including our audited financial statements, is contained in the documents incorporated by reference in this prospectus and the accompanying prospectus supplement. Please also refer to the section entitled “Where You Can Find More Information”.

RISK FACTORS
Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under the caption “Risk Factors” included in our included in our Annual Reports on Form 10-K and updated in our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operation could be materially and adversely affected. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements. Additionally, documents we subsequently file with the SEC and incorporate by reference will contain forward-looking statements. Forward-looking statements involve numerous risks and uncertainties. Except as required by law, Old Republic undertakes no obligation (and expressly disclaims any such obligation) to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the possibility that actual results may differ materially from any forward-looking statements contained or incorporated by reference in this prospectus.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.

We will not receive any proceeds from any sale of securities by any selling shareholder.

DESCRIPTION OF SECURITIES
We will describe the terms of the offered securities from time to time in any prospectus supplement for such offer.

SELLING SHAREHOLDERS
Selling shareholders may use this prospectus in connection with resales of securities they hold as described in a prospectus supplement. Information about selling shareholders, where applicable, will be set forth in such prospectus supplement.

PLAN OF DISTRIBUTION
The plan of distribution for each offering of securities pursuant to this prospectus will be described in detail in a prospectus supplement describing each particular offering.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered securities of Old Republic International Corporation will be passed on for us by Victoria Pool, Assistant Vice President and Assistant General Counsel of the corporation. The validity of any securities offered in the applicable prospectus supplement will be passed upon for any underwriters or agents by counsel to be named in the applicable prospectus supplement. Ms. Pool holds Old Republic common stock granted under our employee stock plans, which in the aggregate represent less than 0.1% of our outstanding common stock.

EXPERTS
The consolidated financial statements and financial statement schedules I to VI of Old Republic International Corporation as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are made available, free of charge, on our website at www.oldrepublic.com as soon as administratively possible after they are filed with, or furnished to, the SEC. You can review our SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus certain important information about us. This means that the information in this prospectus may not be complete, and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, we may in the future file additional documents with the SEC. When filed, the information in these documents will update and supersede the current information in, and be incorporated by reference in, this prospectus.

We incorporate by reference the documents listed below, and any other documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 9134, as amended, after the date of this prospectus and before the termination of the offering (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules):

•Old Republic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 28, 2024;

•The information specifically incorporated by reference into Old Republic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed on March 31, 2023;

•Old Republic’s Current Report on Form 8-K filed with the SEC on January 9, 2024; and
•The description of Old Republic’s Common Stock contained in Exhibit 4(H) to Old Republic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 28, 2024.

Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreement and are not intended to provide any other factual or disclosure information about the Company. The agreements may contain representations and warranties by us, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

You may obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address: Old Republic International Corporation, 307 North Michigan Avenue, Chicago, Illinois 60601, Attention: Investor Relations, telephone (312) 346-8100.

We have not authorized anyone to give any information or make any representation about the offering or us that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated in this prospectus or which may be contained in a prospectus supplement or in any free writing prospectus prepared by us or on our behalf. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitation of offers to exchange or purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom is it unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. Information contained in this prospectus speaks only as of the date of this prospectus unless otherwise specifically indicated.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates.

	Amount to be Paid
SEC registration fee	$	(1)
Printing and engraving		(2)
Legal fees and expenses		(2)
Fees of accountants		(2)
Miscellaneous		(2)
Total	$	(2)

(1) Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended and will be paid at the time of any particular offering of securities under this registration statement.
(2) Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discount) that we anticipate we will incur in connection with the offering of securities under this registration statements. An estimate of the aggregate expenses in connection with the issuance and distribution of securities offered hereby will be included in the prospectus supplement applicable to such offering.

Item 15. Indemnification of Directors and Officers.
As permitted by Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, our certificate of incorporation provides that no director or officer of Old Republic shall be liable to Old Republic or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such elimination or limitation of liability is not permitted under the Delaware General Corporation Law as presently in effect or as the same may hereafter be amended.

In general, our certificate of incorporation provides that Old Republic shall indemnify its directors and officers to the fullest extent permitted by law. As permitted by Section 145(a) of the DGCL, our certificate of incorporation provides that we shall indemnify each of our directors and officers against expenses (including attorney's fees) incurred in connection with any proceeding (other than an action by or in the right of Old Republic) involving such person by reason of having been an officer or director, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of Old Republic and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. As permitted by Section 145(b) of the DGCL, our certificate of incorporation provides that we shall indemnify each of our officers and directors against expenses (including attorney's fees) incurred in connection with any action brought by or in the right of Old Republic, except that if the director or officer is adjudged to be liable to Old Republic, no indemnification shall be made unless and to the extent that the Court of Chancery or any other court shall deem proper, notwithstanding the adjudication of liability.

The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be made by the Company’s Board of Directors by a majority vote of a quorum thereof consisting of directors who were not parties to such action, suit or proceeding, by opinion of independent legal counsel or by our shareholders. However, as required by Section 145(c) of the DGCL, we must indemnify a director or officer who was successful on the merits in defense of any suit. As permitted by Section 145(e) of the DGCL, we may pay expenses incurred by a director or officer in advance, upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.

In addition, we have entered into indemnification agreements with our directors and certain officers under which we have agreed to provide indemnification rights similar to those contained in our certificate of incorporation and under which we have agreed to advance expenses as provided by the agreement upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.

Item 16. Exhibits

1.1+	Form of Underwriting Agreement (Debt Securities)
1.2+	Form of Underwriting Agreement (Equity)
1.3+	Form of Underwriting Agreement (Stock Purchase Contracts)
1.4+	Form of Underwriting Agreement (Units)
3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(A) to Registrant’s Form 10-Q filed August 7, 2023).
3.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to Registration’s Form 8-K filed January 9, 2024).
4.1
Indenture dated as of August 15, 1992 between the Corporation and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed on April 22, 2009).

4.2	Supplemental Indenture No. 1 dated as of June 15, 1997 supplementing the Indenture (incorporated by reference to Exhibit 4.3 to the Registrant’s Form 8-A filed on June 16, 1997).
4.3	Supplement Indenture No. 2 dated as of December 31, 1997 supplementing the Indenture (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-3/A filed on January 7, 1998).
4.4	Fifth Supplemental Indenture dated as of September 25, 2014 supplementing the Indenture (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed September 25, 2014).
4.5	Sixth Supplemental Indenture dated as of August 26, 2016 supplementing the Indenture (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed August 26, 2016).
4.6	Seventh Supplemental Indenture dated as of June 11, 2021 supplementing the Indenture (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed June 8, 2021).
4.7
Description of Old Republic’s Common Stock (incorporated by reference to Exhibit 4(H) to Old Republic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 28, 2024).

4.8+	Form of Deposit Agreement.
4.9+	Form of Purchase Contract Agreement.
4.9	Agreement to furnish certain long-term debt instruments to the Securities and Exchange Commission upon request (incorporated herein by reference to Exhibit 4(D) to the Registrant’s Form 8 filed on August 28, 1987).
5.1*	Opinion of Victoria Pool.
23.1*	Consent of KPMG LLP.
23.2*	Consent of Victoria Pool (included in Exhibit 5.1).
24.1*	Powers of Attorney for the Directors of the Registrant (included as part of the signature page).
25.1*	Statement of Eligibility on Form T-1 of Wilmington Trust Company, Trustee.
107*	Filing Fee Table

+ To be filed by amendment, if necessary, as an exhibit to a Current Report on Form 8-K or other report to be filed by Old Republic pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

* Filed herewith.

Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on March 6, 2024.

OLD REPUBLIC INTERNATIONAL CORPORATION

By:	/s/ Craig R. Smiddy Name: Craig R. Smiddy Title: President and Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Old Republic International Corporation hereby constitute and appoint Craig R. Smiddy, Frank J. Sodaro and Thomas A. Dare, and each of them, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this registration statement (the “Registration Statement”) (including post-effective amendments) to this Registration Statement and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including any and all pre-effective and post-effective amendments) and exhibits thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2024.

Name	Position
/s/ Craig R. Smiddy Craig R. Smiddy	Chief Executive Officer; Director (Principal Executive Officer)
/s/ Frank J. Sodaro Frank J. Sodaro	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Barbara A. Adachi Barbara A. Adachi	Director
/s/ Steven J. Bateman Steven J. Bateman	Director
/s/ Lisa J. Caldwell Lisa J. Caldwell	Director
/s/ John M. Dixon John M. Dixon	Director
/s/ Michael D. Kennedy Michael D. Kennedy	Director
/s/ Charles J. Kovaleski Charles J. Kovaleski	Director
/s/ Spencer LeRoy III Spencer LeRoy III	Director
/s/ Peter B. McNitt Peter B. McNitt	Director
/s/ Glenn W. Reed Glenn W. Reed	Director
/s/ J. Eric Smith J. Eric Smith	Director
/s/ Fredricka Taubitz Fredricka Taubitz	Director
/s/ Steven R. Walker Steven R. Walker	Director